BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF CASH FLOWS
                              (UNAUDITED)

                                                    Nine Months Ended
                                                      September 30,
                                                 -----------------------
                                                    1999         1998
                                                 ----------  -----------

Supplemental disclosures of cash flow
  information:

         Cash paid during the period for:

               	Interest                       $   105,000  $   102,000
                                                ==========   ==========
               	Income taxes                   $   202,000  $   167,000
                                                ==========   ==========

Supplemental disclosures of cash flow
  non-cash financing activities:

         Acquisition of fixed assets
           under capital leases               $    92,000  $     -
                                               ==========   ===========





               See Notes to Condensed Consolidated Financial Statements











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